Exhibit 99.1

SPX FLOW REPORTS FIRST QUARTER 2016 RESULTS

●	Realignment Program on Track, $41 Million of Realignment Charges in Q1 2016

○ Targeting at Least $110 Million Reduction in Cost Structure by end of 2017

●	First Quarter Adjusted EPS of $0.02, Excludes $(0.77) of Realignment Charges

●	Backlog Increased 4% Sequentially
____________________________________________________________________________________
CHARLOTTE, NC - May 4, 2016 - SPX FLOW, Inc. (NYSE:FLOW) today reported results for the quarter ended April 2, 2016.
First Quarter 2016 Overview:

•
Revenues declined 11.6% to $505.0 million, from $571.2 million in the year-ago quarter. The impact of the stronger U.S. Dollar versus foreign currencies decreased revenues by 2.4%, or $13.5 million, and organic revenues* decreased 9.2%, primarily due to impacts from lower oil and dairy prices.

•
Operating loss and margin were $(21.9) million and (4.3)%, compared to operating income and margin of $35.6 million and 6.2% in the year-ago quarter, due primarily to $41.0 million of charges related to the company's previously announced realignment program and the organic revenue decline. Excluding charges related to the realignment program, adjusted operating income* and margin were $19.1 million and 3.8%.

•
Diluted net loss per share was $(0.75), including special charges of $(0.77) per share related to the realignment program. Excluding charges related to the realignment program, adjusted earnings per share* were $0.02 in Q1 2016.

•
Net cash used in operating activities was $68.3 million, due in part to the timing of cash on large projects, interest payments related to our senior notes, pension benefit payments to certain former officers of the company and cash outflows related to the realignment program.

•
Free cash flow* usage was $84.8 million, primarily due to the operating cash usage mentioned above, as well as $16.5 million in capital expenditures, primarily related to the new manufacturing facility in Poland.

“Exiting the first quarter, I am pleased with the collective effort across our enterprise to aggressively execute our realignment program. Overall, the year is progressing largely in-line with our expectations. Demand across many of our end markets is generally stable with pockets of encouraging activity developing. Our backlog grew 4% sequentially as large orders for fresh liquid dairy systems more than offset continued weakness in our oil related product lines,” said President and CEO Marc Michael.
Michael continued, “Looking specifically at our realignment program, we have made significant progress to reduce our cost structure, realign our footprint and streamline our functional support globally. In aggregate, we expect these actions to result in a 10% to 15% reduction to both headcount and manufacturing footprint. We are on track to complete the realignment program in 2017 and reduce our cost structure by at least $110 million.”
“Once completed, I’m confident we will improve our ability to more efficiently and competitively serve our customers across all three end market segments. As we realign the company, we are simultaneously focused on systematically growing our aftermarket sales and expanding certain high-value product lines into adjacent markets. Through all these actions I firmly believe we will create significant value for our shareholders,” Michael concluded.

First Quarter 2016 Results by Segment:
Food and Beverage
Revenues for Q1 2016 were $184.8 million, compared to $210.1 million in Q1 2015, a decrease of $25.3 million, or 12.0%. Organic revenues* declined 9.9%, or $20.8 million, and currency fluctuations decreased revenues 2.1%, or $4.5 million. The decline in organic revenues was due primarily to lower revenue from large systems projects as the decline in dairy pricing, which began in 2015, has delayed the placement of several large system orders.
Segment income was $17.4 million, or 9.4% of revenues, in Q1 2016, compared to $22.4 million, or 10.7% of revenues, in Q1 2015. Segment income and margin decreased due primarily to the organic revenue declines described above.
Power and Energy
Revenues for Q1 2016 were $149.7 million, compared to $173.4 million in Q1 2015, a decrease of $23.7 million, or 13.7%. Organic revenues* declined 10.9%, or $18.8 million, and currency fluctuations decreased revenues 2.8%, or $4.9 million. The decline in organic revenue was due largely to the impact of lower oil prices on backlog entering the quarter and customer related shipment delays.
Segment income was $2.2 million, or 1.5% of revenues, in Q1 2016, compared to $16.0 million, or 9.2% of revenues, in Q1 2015. The decrease in segment income and margin was due primarily to the organic revenue decline described above, as well as competitive pricing pressures and lower utilization rates at certain of our manufacturing locations. These declines were partially offset by savings from restructuring actions.
Industrial
Revenues for Q1 2016 were $170.5 million, compared to $187.7 million in Q1 2015, a decline of $17.2 million, or 9.2%. Organic revenues* declined 7.0%, or $13.1 million, and currency fluctuations decreased revenues 2.2%, or $4.1 million. The organic revenue decline was due primarily to lower large capital project revenue and decreased sales of hydraulic technology equipment into the oil and gas market.
Segment income was $19.4 million, or 11.4% of revenues, in Q1 2016, compared to $25.8 million, or 13.7% of revenues, in Q1 2015. The decline in segment income and margin was due primarily to the organic revenue decline described above and a lower mix of higher margin products. These declines were partially offset by savings from restructuring actions.
2016 Full Year Financial Guidance:
The company reconfirmed its consolidated 2016 GAAP financial guidance originally issued on February 10, 2016. Additionally, based on analyst and investor feedback, and given the magnitude of the realignment program, the company has elected to provide 2016 financial guidance on both a GAAP and adjusted basis to simplify and align its financial guidance with the actual reporting of its 2016 financial results. Management believes this methodology will allow investors increased transparency to analyze the company’s financial results with and without the impact of the realignment program. On an adjusted basis, the company is excluding $60 million of special charges and $105 million of cash investments directly related to the company’s realignment program and $41 million of net cash pension funding for retirees.

2016 Full Year Financial Guidance
($ millions; except per share data)	GAAP Basis	Adjusted Basis(1)
Revenue vs. Prior Year	$2,100 to $2,200	$2,100 to $2,200
Special charges	~$60	$0
Operating income	$108 to $128	$168 to $188
Earnings per share	$0.75 to $1.05	$1.85 to $2.15
Free cash flow*	$10 to $30	$155 to $175
EBITDA*	$175 to $195	$235 to $255
(1) Adjusted guidance excludes $60m of special charges and $105m of cash outflows related to the company's realignment program and $41m of net cash pension funding for retirees. See attached schedules for reconciliation of adjusted guidance to GAAP guidance.

OTHER ITEMS
2015 Results: The company's condensed combined statements of operations, comprehensive loss, equity and cash flows for the three months ended March 28, 2015, were prepared on a "carve out" basis and were derived from the condensed consolidated financial statements and accounting records of SPX Corporation for the historical period presented. These condensed combined statements do not necessarily reflect what the results of operations, financial position, and cash flows would have been had SPX FLOW operated as an independent company for the historical period reported.
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended April 2, 2016 with the Securities and Exchange Commission no later than May 12, 2016. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW is a leading global supplier of highly engineered flow components, process equipment and turn-key systems, along with the related aftermarket parts and services, into the food and beverage, power and energy and industrial end markets. SPX FLOW has more than $2 billion in annual revenues with operations in over 35 countries and sales in over 150 countries around the world. To learn more about SPX FLOW, please visit our website at www.spxflow.com.
*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project,” "believe" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor and Media Contact:
Ryan Taylor, Vice President, Communications and Finance
704-752-4486
E-mail: investor@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	April 2, 2016	March 28, 2015
Revenues	$505.0	$571.2
Costs and expenses:
Cost of products sold	345.8	382.9
Selling, general and administrative	134.4	142.9
Intangible amortization	5.7	6.0
Special charges, net	41.0	3.8
Operating income (loss)	(21.9)	35.6

Other income (expense), net	(2.5)	6.1
Related party interest expense, net	—	(7.3)
Other interest expense, net	(14.4)	(0.3)
Income (loss) before income taxes	(38.8)	34.1
Income tax benefit (provision)	6.7	(11.0)
Net income (loss)	(32.1)	23.1
Less: Net loss attributable to noncontrolling interests	(1.0)	(0.3)
Net income (loss) attributable to SPX FLOW, Inc.	$(31.1)	$23.4

Basic income (loss) per share of common stock	$(0.75)	$0.57
Diluted income (loss) per share of common stock	$(0.75)	$0.57

Weighted average number of common shares outstanding - basic	41.232	40.809
Weighted average number of common shares outstanding - diluted	41.232	40.932

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	April 2, 2016	December 31, 2015
ASSETS
Current assets:
Cash and equivalents	$220.4	$295.9
Accounts receivable, net	502.9	483.9
Inventories, net	331.0	305.2
Other current assets	72.7	72.4
Total current assets	1,127.0	1,157.4
Property, plant and equipment:
Land	38.0	37.7
Buildings and leasehold improvements	226.0	224.9
Machinery and equipment	480.5	483.9
	744.5	746.5
Accumulated depreciation	(323.9)	(314.1)
Property, plant and equipment, net	420.6	432.4
Goodwill	1,033.2	1,023.4
Intangibles, net	581.1	579.4
Other assets	115.3	111.6
TOTAL ASSETS	$3,277.2	$3,304.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$219.1	$227.1
Accrued expenses	463.6	467.3
Income taxes payable	24.3	31.7
Short-term debt	38.4	28.0
Current maturities of long-term debt	15.5	10.3
Total current liabilities	760.9	764.4
Long-term debt	989.3	993.8
Deferred and other income taxes	141.1	142.0
Other long-term liabilities	133.4	133.4
Total long-term liabilities	1,263.8	1,269.2

Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,627.3	1,621.7
Retained earnings (accumulated deficit)	(10.0)	21.1
Accumulated other comprehensive loss	(370.6)	(382.7)
Common stock in treasury	(4.0)	(1.4)
Total SPX FLOW, Inc. shareholders' equity	1,243.1	1,259.1
Noncontrolling interests	9.4	11.5
Total equity	1,252.5	1,270.6
TOTAL LIABILITIES AND EQUITY	$3,277.2	$3,304.2

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended
	April 2, 2016	March 28, 2015	Δ	%/bps
Food and Beverage reportable segment

Revenues	$184.8	$210.1	$(25.3)	-12.0%
Gross profit	55.8	64.5	(8.7)
Selling, general and administrative expense	36.6	40.1	(3.5)
Intangible amortization expense	1.8	2.0	(0.2)
Income	$17.4	$22.4	$(5.0)	-22.3%
as a percent of revenues	9.4%	10.7%		-130bps

Power and Energy reportable segment

Revenues	$149.7	$173.4	$(23.7)	-13.7%
Gross profit	42.5	55.8	(13.3)
Selling, general and administrative expense	37.8	37.2	0.6
Intangible amortization expense	2.5	2.6	(0.1)
Income	$2.2	$16.0	$(13.8)	-86.3%
as a percent of revenues	1.5%	9.2%		-770bps

Industrial reportable segment

Revenues	$170.5	$187.7	$(17.2)	-9.2%
Gross profit	60.9	68.0	(7.1)
Selling, general and administrative expense	40.1	40.8	(0.7)
Intangible amortization expense	1.4	1.4	—
Income	$19.4	$25.8	$(6.4)	-24.8%
as a percent of revenues	11.4%	13.7%		-230bps

Consolidated and Combined Revenues	$505.0	$571.2	$(66.2)	-11.6%
Consolidated and Combined Segment Income	39.0	64.2	(25.2)	-39.3%
as a percent of revenues	7.7%	11.2%		-350bps

Total income for reportable segments	$39.0	$64.2	$(25.2)
Corporate expense	18.9	23.8	(4.9)
Pension and postretirement expense	1.0	1.0	—
Special charges, net	41.0	3.8	37.2
Consolidated and Combined Operating Income (Loss)	$(21.9)	$35.6	$(57.5)	-161.5%
as a percent of revenues	(4.3)%	6.2%		-1050bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	April 2, 2016	March 28, 2015
Cash flows from (used in) operating activities:
Net income (loss)	$(32.1)	$23.1
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Special charges, net	41.0	3.8
Deferred income taxes	(13.8)	(2.9)
Depreciation and amortization	17.1	14.6
Stock-based compensation	6.9	—
Pension and other employee benefits	2.9	0.8
Gain on asset sales and other, net	(1.3)	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	(10.3)	(36.9)
Inventories	(21.5)	(6.9)
Accounts payable, accrued expenses and other	(50.7)	7.3
Cash spending on restructuring actions	(6.5)	(2.7)
Net cash from (used in) operating activities	(68.3)	0.2
Cash flows used in investing activities:
Proceeds from asset sales and other, net	2.0	—
Increase in restricted cash	(0.2)	(0.1)
Capital expenditures	(16.5)	(11.6)
Net cash used in investing activities	(14.7)	(11.7)
Cash flows from financing activities:
Borrowings under senior credit facilities	7.0	—
Repayments of senior credit facilities	(5.0)	—
Borrowings under trade receivables financing arrangement	22.0	—
Repayments of trade receivables financing arrangement	(13.0)	—
Borrowings under other financing arrangements	1.1	0.1
Repayments of other financing arrangements	(1.8)	(0.7)
Minimum withholdings paid on behalf of employees for net share settlements, net	(2.8)	—
Dividends paid to noncontrolling interests in subsidiary	(1.2)	(0.5)
Change in former parent company investment	—	10.9
Net cash from financing activities	6.3	9.8
Change in cash and equivalents due to changes in foreign currency exchange rates	1.2	(7.2)
Net change in cash and equivalents	(75.5)	(8.9)
Consolidated and combined cash and equivalents, beginning of period	295.9	216.6
Consolidated and combined cash and equivalents, end of period	$220.4	$207.7

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended April 2, 2016
	Net Revenue Decline	Acquisitions	Foreign Currency	Organic Revenue Decline
Food and Beverage reportable segment	(12.0)%	—%	(2.1)%	(9.9)%
Power and Energy reportable segment	(13.7)%	—%	(2.8)%	(10.9)%
Industrial reportable segment	(9.2)%	—%	(2.2)%	(7.0)%
Consolidated and combined	(11.6)%	—%	(2.4)%	(9.2)%

SPX FLOW, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Three months ended
April 2, 2016
Beginning cash and equivalents	$295.9

Net cash used in operating activities	(68.3)
Proceeds from asset sales and other, net	2.0
Increase in restricted cash	(0.2)
Capital expenditures	(16.5)
Net borrowings under senior credit facilities	2.0
Net borrowings under trade receivables financing arrangement	9.0
Net repayments of other financing arrangements	(0.7)
Minimum withholdings paid on behalf of employees for net share settlements, net	(2.8)
Dividends paid to noncontrolling interests in subsidiary	(1.2)
Change in cash and equivalents due to changes in foreign currency exchange rates	1.2

Ending cash and equivalents	$220.4

	Debt at	Debt at
	April 2, 2016	December 31, 2015
Domestic revolving loan facility	$2.0	$—
Term loan	400.0	400.0
6.875% senior notes	600.0	600.0
Trade receivables financing arrangement	9.0	—
Other indebtedness	36.9	37.3
Totals	$1,047.9	$1,037.3

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended
	April 2, 2016	March 28, 2015
Operating income (loss)	$(21.9)	$35.6
Special charges related to realignment program	41.0	—
Adjusted operating income	$19.1	$35.6

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

	Three months ended
	April 2, 2016	March 28, 2015
Diluted earnings (loss) per share	$(0.75)	$0.57
Special charges related to realignment program, net of tax	0.77	—
Adjusted diluted earnings per share	$0.02	$0.57

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended
	April 2, 2016	March 28, 2015
Net cash from (used in) operating activities	$(68.3)	$0.2
Capital expenditures	(16.5)	(11.6)
Free cash flow used in operations	$(84.8)	$(11.4)

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

2016
Mid-Point Target
Operating income	$118
Special charges related to realignment program	60
Adjusted operating income	$178

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

2016
Mid-Point Target
Diluted earnings per share	$0.90
Special charges related to realignment program, net of tax	1.10
Adjusted diluted earnings per share	$2.00

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

2016
Mid-Point Target
Net cash from operating activities	$79
Capital expenditures	(60)
Free cash flow from operations	19
Cash outflows related to realignment program	105
Pension payments to former officers, net of tax benefit	41
Adjusted free cash flow from operations	$165

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(Unaudited; in millions)

2016
Mid-Point Target
Net income	$37

Income tax expense	20
Interest expense	59
Depreciation and amortization	70
EBITDA	185
Special charges related to realignment program	60
ADJUSTED EBITDA	$245